Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Second Amended and Restated 2020 Share Incentive Plan of Dingdong (Cayman) Limited of our report dated May 2, 2022, with respect to the consolidated financial statements of Dingdong (Cayman) Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Shanghai, The People’s Republic of China

June 24, 2022